UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.       )

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Filed by a Party other than the Registrant   ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

Quest Diagnostics Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, MAY 19, 2020

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The following Notice of Change of Location relates to the notice of meeting and proxy statement of Quest Diagnostics Incorporated. (the “Company”) dated April 8, 2020 (the “Proxy Statement”) furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Tuesday, May 19, 2020 (the “Annual Meeting”). This Supplement, including a copy of a press release issued by the Company about the change of location, is being filed with the Securities and Exchange Commission and made available to stockholders of the Company on or about May 5, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

NOTICE OF CHANGE IN LOCATION OF 2020 ANNUAL MEETING OF STOCKHOLDERS

DATE:	May 19, 2020
TIME:	10:30 a.m.
WHO MAY VOTE:	Stockholders of record as of the close of business on March 20, 2020 are entitled to vote.

Dear Stockholders,

After careful consideration, to protect the health and safety of the Company’s stockholders and employees and due to the mandated limits on public gatherings as a result of the public health threat caused by the COVID-19 pandemic, NOTICE IS HEREBY GIVEN that the Annual Meeting will be held solely by remote communication through a live, online audio webcast on May 19, 2020 at 10:30 a.m. Eastern Time. Stockholders will not be able to attend the Annual Meeting in person.

Stockholders as of the close of business on March 20, 2020 (the “Record Date”) will be able to participate in, vote at and ask questions during the Annual Meeting through the webcast. The items of business are the same as set forth in the meeting notice previously mailed or made available. Stockholders of record may register to attend by visiting www.CESVote.com no later than 24 hours before the Annual Meeting and entering the 11-digit control number included on their Important Notice Regarding the Availability of Proxy Materials found on their proxy card. Follow the directions to register for the Annual Meeting. Beneficial stockholders may register to attend the Annual Meeting by securing a legal proxy from their bank, broker or other holder of record and emailing it to Corporate Election Services at DGXregister@proxy-agent.com no later than 24 hours before the Annual Meeting, requesting to register to attend the Annual Meeting.

Stockholders that register to attend the Annual Meeting will receive an e-mail prior to the meeting with a link and instructions for attending the Annual Meeting. On May 19, 2020, the day of the Annual Meeting, stockholders registered to attend the Annual Meeting may log into the Annual Meeting platform at the link included in their registration email beginning at 10:00 a.m. Eastern Time to participate. The Annual Meeting is expected to begin promptly at 10:30 a.m. Eastern Time. To vote or submit a comment or question during the Annual Meeting, follow the instructions available on the Annual Meeting platform.

Whether or not stockholders plan to join the Annual Meeting, the Company urges stockholders to submit their proxies in advance of the Annual Meeting. Stockholders should note that the proxy card and voting instruction form included with previously distributed proxy materials may be used to vote shares in connection with the Annual Meeting (they will not be updated to reflect that the Annual Meeting will be conducted solely by remote communication). The stockholders list as of the Record Date will be available for inspection during normal business hours at the company’s headquarters, 500 Plaza Drive, Secaucus, New Jersey 07094 for ten days prior to the Annual Meeting. In addition, stockholders registered to attend the Annual Meeting will be able to inspect that list during the Annual Meeting at the online Annual Meeting platform referred to above.

Quest Diagnostics to Hold Virtual Annual Meeting of Stockholders

SECAUCUS, N.J., May 5, 2020 /PRNewswire/ -- Quest Diagnostics Incorporated (NYSE: DGX) today announced that its 2020 Annual Meeting of Stockholders (the "Annual Meeting") will now be held solely by remote communication through a live, online audio webcast. This decision was made as a result of the public health threat caused by the COVID-19 pandemic, mandated limits on public gatherings and to protect the health and safety of the company's stockholders and employees.

The Annual Meeting will be held online at 10:30 a.m. Eastern Time on May 19, 2020. Stockholders will not be able to attend the Annual Meeting in person. Stockholders as of the close of business on March 20, 2020 (the "Record Date") will be able to participate in, vote at and ask questions during the Annual Meeting through the webcast.  The items of business are the same as set forth in the meeting notice previously mailed or made available.  Set forth below are instructions for stockholders to be admitted to, and participate in, the Annual Meeting.

  Stockholders of record may register to attend by visiting www.CESVote.com no later than 24 hours before the Annual Meeting and entering the 11-digit control number included on their Important Notice Regarding the Availability of Proxy Materials found on their proxy card. Follow the directions to register for the Annual Meeting.
  Beneficial stockholders may register to attend the Annual Meeting by securing a legal proxy from their bank, broker or other holder of record and emailing it to Corporate Election Services at DGXregister@proxy-agent.com no later than 24 hours before the Annual Meeting, requesting to register to attend the Annual Meeting.
  Stockholders that register to attend the Annual Meeting will receive an e-mail prior to the meeting with a link and instructions for attending the Annual Meeting.
  On May 19, 2020, the day of the Annual Meeting, stockholders registered to attend the Annual Meeting may log into the Annual Meeting platform at the link included in their registration email beginning at 10:00 a.m. Eastern Time to participate. The Annual Meeting is expected to begin promptly at 10:30 a.m. Eastern Time.
  To vote or submit a comment or question during the Annual Meeting, follow the instructions available on the Annual Meeting platform.

Stockholders should note that the proxy card and voting instruction form included with previously distributed proxy materials may be used to vote shares in connection with the Annual Meeting (they will not be updated to reflect that the Annual Meeting will be conducted solely by remote communication).  Whether or not stockholders plan to join the Annual Meeting, the company urges stockholders to submit their proxies in advance of the Annual Meeting.

The stockholders list as of the Record Date will be available for inspection during normal business hours at the company's headquarters, 500 Plaza Drive, Secaucus, New Jersey 07094 for ten days prior to the Annual Meeting.  In addition, stockholders registered to attend the Annual Meeting will be able to inspect that list during the Annual Meeting at the online Annual Meeting platform referred to above.

About Quest Diagnostics

Quest Diagnostics empowers people to take action to improve health outcomes. Derived from the world's largest database of clinical lab results, our diagnostic insights reveal new avenues to identify and treat disease, inspire healthy behaviors and improve health care management. Quest annually serves one in three adult Americans and half the physicians and hospitals in the United States, and our 47,000 employees understand that, in the right hands and with the right context, our diagnostic insights can inspire actions that transform lives. www.QuestDiagnostics.com.

About COVID-19 Testing by Quest Diagnostics

Quest Diagnostics is at the forefront of response to the COVID-19 pandemic, working to broaden access to laboratory insights to help us all lead healthier lives. We provide both molecular diagnostic and antibody serology tests to aiding the diagnosis of COVID-19 and immune response. Our COVID-19 test services are based on tests that have received or are expected to receive FDA emergency use authorization and which also meet our high standards for quality. We provide data on COVID-19 testing to various federal and state public health authorities, including the Centers for Disease Control and Prevention, and participate in studies with government and private institutions, aiding COVID-19 public health response and research. Through our team of dedicated phlebotomists, couriers, air fleet team, and laboratory professionals, Quest Diagnostics won't stop until quality testing is broadly available to patients and communities across the United States.

For more information about the latest developments with our COVID-19 testing, visit: newsroom.questdiagnostics.com/COVIDTestingUpdates

CONTACT: Shawn Bevec (Investors), 973-520-2900; Dennis Moynihan (Media), 973-520-2800